SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report     November 1, 2002
         (Date of earliest event reported)     October 31, 2002


                            SEVEN SEAS PETROLEUM INC.
             (Exact Name of registrant as Specified in its Charter)

         Cayman Islands                   0-22483               73-468669
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
Incorporation or Organization)                            Identification Number)


                  5555 SAN FELIPE, SUITE 1700, HOUSTON, TEXAS   77056
               (Address of Principal Executive Offices)       (Zip Code)

       Registrant's telephone number, including area code: (713) 622-8218

Item 5.  Other Events

     On November 1, 2002, Seven Seas Petroleum Inc. announced that on October 31, 2002 it amended its Note Purchase and Loan Agreement with Chesapeake Energy Corporation ("Chesapeake"). Under the amendment Chesapeake waived the requirement that the Company make monthly payments to a collateral escrow account equal to one-sixth of the semi-annual $6.9 million interest payment on the Company's 12-1/2% $110 Million Senior Subordinated Notes, including the payment that was due on October 10, 2002. The Company agreed to pay Chesapeake, as collateral agent for the holders of the Company's 12% $45 Million Senior Secured Notes, the current balance of approximately $4.7 million in the escrow account. The amendment was subject to certain conditions which Chesapeake separately confirmed were satisfied on October 31, 2002.

Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

                 10(II) Limited Consent and Second Amendment to Note Purchase and Loan Agreement by and between the registrant, its subsidiaries and Chesapeake Energy Corporation dated October 30, 2002

                 99       November 1, 2002 press release

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SEVEN SEAS PETROLEUM INC.

                               By:   RONALD A. LEFAIVE
                               Name: Ronald A. Lefaive
                               Title: Vice President of Finance and Chief
                                        Financial Officer

Date:  November 5, 2002

                                INDEX TO EXHIBITS

Exhibit No.   Description                     Method of Filing
-----------   -----------                     ----------------

     10(II)   Limited Consent and Second      Filed herewith electronically
              Amendment to Note Purchase
              and Loan Agreement by and
              between the registrant, its
              subsidiaries and Chesapeake
              Energy Corporation dated
              October 30, 2002

     99       November 1, 2002 Press release  Filed herewith electronically